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MEDIA/INVESTORS CONTACT:
Brian Korb
The Trout Group
(212) 477-9007 x23

             CYTOGEN ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

PRINCETON, N.J., (June 20, 2006) -- Cytogen Corporation (NASDAQ: CYTO) today announced that Christopher P. Schnittker, senior vice president and chief financial officer, has resigned from Cytogen effective June 20, 2006 to pursue other career opportunities. The Company has initiated a search for Mr. Schnittker's successor.

Ms. Thu Dang, vice president of finance, will continue to handle the day-to-day financial matters of the Company until a replacement has been found. Ms. Dang has been with Cytogen for more than fifteen years and is integrally involved in all aspects of the Company's financial reporting process.

"We appreciate Chris' contributions to Cytogen and we wish him well in his future endeavors," said Michael D. Becker, president and chief executive officer of Cytogen. "We are confident that Thu Dang, our vice president of finance, will facilitate a smooth transition while we search for a new CFO who as part of the Cytogen leadership team can continue the Company's track record of financial strength and commercial growth."

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ, is a biopharmaceutical company dedicated to improving the lives of patients with cancer by acquiring, developing and commercializing innovative molecules targeting the sites and stages of cancer progression. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection), PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide, and SOLTAMOX(TM) (tamoxifen citrate, oral solution 10mg/5mL) in the United States. Cytogen's development pipeline consists of CYT-500, a therapeutic radiolabeled antibody targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Cytogen also has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking


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statements  contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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